Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Chembio Diagnostics, Inc. for the quarterly period ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Chembio Diagnostics, Inc. for the period presented therein.

Date: May 5, 2022	/s/ Richard L. Eberly
Richard L. Eberly
Chief Executive Officer and President

Date: May 5, 2022	/s/ Lawrence J. Steenvoorden
Lawrence J. Steenvoorden
Chief Financial Officer and Executive Vice President

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.